For Immediate Release August 8, 2007 For Further Information Contact: Ken Pavlich, President and C.E.O info@ElCapitanPMi.com or (775) 201-0168 www.ElCapitanPMi.com

El Capitan Precious Metals, Inc. Announces Gold and Minerals Company Merger Terms

Reno, Nevada - El Capitan Precious Metals, Inc. (OTC/BB:ECPN) announced today that the Company has agreed in principle to merger terms with Gold and Minerals Company, Inc. (G&M). ECPN will exchange approximately 118.965 million shares of its common stock for 100% of G&M’s outstanding common stock. On a combined basis with ECPN’s June 30, 2007 outstanding share amount of approximately 79.3 million, the merged company would have approximately 198.3 million outstanding shares of common stock after consummation of the transaction. The actual number of shares to be issued in the exchange will be subject to a working capital adjustment at the time of closing. The exchange ratio in the merger will depend on the number of shares of G&M common stock outstanding at the time of closing. The completion of the merger transaction is subject to a number of conditions, including, without limitation, the negotiation and completion of a definitive merger agreement, satisfaction of due diligence by the parties, shareholder approval of G&M, completion and effectiveness of a registration statement, and other standard conditions in similar transactions.

G&M’s primary asset is a 60% ownership position in El Capitan Limited, the company that holds the El Capitan deposit and its related assets. ECPN currently controls the remaining 40% of El Capitan Limited. The companies expect to complete the merger prior to year-end.

President & CEO, Ken Pavlich, stated, “This is the fifth step in the planned repositioning of ECPN, which, along with its partner G&M, controls what we believe to be one of the largest undeveloped, surface mineable precious metals deposits in the continental United States.”

Mr. Pavlich continued, “The merger with G&M will clarify the ownership of the El Capitan asset in the financial markets, assisting ECPN management in the important strategic task of repositioning the Company as a significant precious metals investment opportunity. This will be increasingly important as we move to raise additional funds for exploration activities, process plant flow sheet development, and the engineering support necessary to convert the deposit’s 6.1 million gold equivalent ounces of Measured Resource into a deposit with Proven Recoverable Reserves.”

About El Capitan Precious Metals, Inc.
El Capitan Precious Metals, Inc. is a U.S. based mineral exploration company whose primary asset is a 40% interest in the El Capitan precious metals project, located in Lincoln County, New Mexico. The Company’s stock trades on the Over-the-Counter Bulletin Board under the symbol ECPN.

Forward-Looking Statements
Statements herein which are not historical facts, such as estimates of the volume and grade of mineral deposits, future production levels, exploration results and plans, costs, and prices are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, our ability to complete the proposed merger transaction on the currently anticipated terms or at all, receipt of necessary approvals for the transaction, completion and effectiveness of a registration statement, and other risks and uncertainties relating to our business generally, including metals price and production volatility, exploration risks and results, discrepancies between different types of testing methods, some or all of which may not be industry standard, political risks, permitting risks, project development risks and ability to raise financing.. For a more detailed discussion of risks and other factors that may impact these forward looking statements please refer to the Risk Factors and other discussion contained in the Company's quarterly and annual periodic reports on Forms 10-QSB and 10-KSB on file with the SEC. The Company undertakes no obligation and has no intention of updating forward-looking statements.

Additional Information About the Merger and Where to Find It
An offer of securities in the United States pursuant to a business combination transaction will only be made through a prospectus which is part of an effective registration statement filed with the Securities and Exchange Commission (the “SEC”). In connection with the proposed merger of ECPN and G&M, ECPN will file a registration statement on Form S-4, which will constitute a proxy statement of G&M that also constitutes a prospectus of ECPN, and other documents with the SEC. Such registration statement, however, is not currently available. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4 AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ECPN, G&M AND THE PROPOSED MERGER. Once filed, shareholders and investors will be able to obtain these documents, as well as other filings containing information about ECPN and G&M, without charge at the SEC’s website (http://www.sec.gov). Copies of filings made by ECPN will also be available, without charge, once they are filed with the SEC by directing a request to ECPN’s Investor Relations at (775) 201-0168 or info@ElCapitanPMi.com .

For further information, please visit the company’s website at www.ElCapitanPMi.com .
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